Exhibit 24

Power of Attorney

The undersigned hereby constitutes and appoints Ruben A. Garcia, General Counsel of FibroBiologics, Inc., Jason D. Davis, Chief Financial Officer of FibroBiologics, Inc., and Pete O’Heeron, Chief Executive Officer of FibroBiologics, Inc., with full power of substitution and resubstitution, as the undersigned’s true and lawful authorized representative and attorney-in-fact to:

(1)	execute for and on behalf of the undersigned all forms and schedules, including Form ID, necessary to complete the timely enrollment of the undersigned in the United States Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR Next”) system, and any and all amendments thereto;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such form or schedule and the timely filing of such form or schedule with the United States Securities and Exchange Commission;

(3)	do and perform any and all acts required as an account administrator of the undersigned’s EDGAR Next account including, but not limited to, managing the undersigned’s EDGAR Next account, as well as performing yearly acknowledgements and token management;

(4)	prepare and sign in the name of and on behalf of the undersigned any and all forms and reports required to be filed pursuant to the Exchange Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, but without limitation, Forms 3, 4 and 5 and Schedule 13D/G, and any amendment or amendments thereto; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with the Securities Act of 1933, the Securities Exchange Act of 1934 or any other legal requirement. Notwithstanding the filing of the forms or schedules described above on the undersigned’s behalf, the undersigned shall remain responsible for the accuracy of all information provided to the attorneys-in-fact in connection with the filing of such forms or schedules.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, or any other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated as of August 26, 2026

Signed and acknowledged:

/s/ Leigh Steinberg
Signature

Leigh Steinberg
Printed Name

Notary Seal to be placed below:
/s/
Notary Signature